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                                                                    EXHIBIT 10.2

                                    AGREEMENT

         Richard M. Smith ("Smith") and Coram Healthcare Corporation and Coram, Inc. (collectively "Coram"), desiring to provide for their future cooperation in light of Mr. Smith's resignation as an employee and officer of Coram and member of their Boards of Directors, do agree as follows:

         1. Except for obligations expressly created by this Agreement, the parties hereto release and discharge one another from all obligations, claims or liabilities of any kind whatsoever, known or unknown, based upon or arising out of any act, event, agreement, transaction or occurrence which occurred or was entered into prior to the date hereof.

         2. The Employment Agreement dated April 26, 1999 between Smith and Coram ("Employment Agreement") shall govern Smith's rights and obligations as a former employee of Coram, except that: (a) for purposes of that Agreement Smith will be treated as having been terminated by Coram without cause, (b) if requested by Smith, Coram shall make additional tax withholding payments on his behalf for the 1999 tax year, which payments shall be repaid pro rata from the amounts he would otherwise receive during the last twelve months of the Severance Period prescribed in the Employment Agreement and (c) the sum of $27,645.44, representing Smith's accrued but unpaid time off, shall be paid to him when this Agreement is no longer revocable pursuant to the provisions of Paragraph 9, below.

         It is understood that Smith's rights under the Employment Agreement are limited to:

                  o payment of all amounts of base salary, earned by Smith through the effective date of his resignation;

                  o continuation of Smith's base salary at its then current rate for the duration of the Severance Period described in Exhibit A to the Employment Agreement ("the Severance Period") payable in accordance with Coram's normal payroll practices;

                  o continuation of all health benefits for the period of time contemplated for the Severance Period at no cost to Smith other than the premium payable by Smith pursuant to the terms of Coram's health benefit plan as consistently applied among Coram's employees;

                  o payment during the Severance Period of any life insurance, disability or other benefits, if any, for which Smith is now eligible under the terms of Coram's employee retirement, benefit and welfare programs;


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                  o    the right to exercise all options to purchase shares of
                       common stock of Coram that have been granted to Smith by Coram that were exerciseable by Smith upon the effective date of his resignation at any time during the Severance Period.

         3. In the event Smith dies before receiving all sums due him under the preceding paragraph, the remaining balance shall be paid, without acceleration, to his estate.

         4. Coram will reimburse Smith's reasonable costs for outplacement assistance up to $25,000. Smith will also be entitled to keep the laptop computer he has used while a Coram Employee. Except as expressly provided in this Agreement, or with respect to amounts he is already entitled to receive as reimbursement for expenses previously incurred, Smith shall have no right to any other payment or reimbursement by Coram, including any payment for car expense or access to computer services.

         5. The Indemnification Agreement dated October 22, 1999, between Smith and Coram shall remain in effect, except however, that in any litigation to which both Coram and Smith are parties, Smith will be represented by Coram's counsel, at its expense, until and unless a conflict arises between the interests of Coram and Smith in such litigation. In the event that the firm of Folger, Levin & Kahn, LLP ceases to represent Smith and Coram in such litigation, Smith may obtain separate representation, the reasonable cost of which will be paid by Coram.

         6. In addition to the payments set forth in paragraph 2 above, as a material part of the consideration for this Agreement, Smith agrees that he will, upon request and reasonable notice, assist Coram in its business, including assisting its counsel in litigation involving the Company and providing truthful testimony therein. For such assistance, Smith shall receive consulting fees of $250 per hour.

         7. This Agreement shall bind and inure to the benefit of Coram, its past and present parents, subsidiaries and affiliates, and all past or present officers, directors, employees, agents and attorneys of any of the foregoing. It is specifically understood that this Agreement binds all Coram affiliates listed on Attachment A, hereto, and that Smith no longer has any employment or other relationship with any of them.

         8. In the negotiation and drafting of this Agreement the parties have been represented by counsel of their own choosing who have participated in such drafting. Accordingly, no party is to be favored in the interpretation of any term of this Agreement.

         9. Smith declares that he has been advised by Coram as part of the negotiation of this Agreement to consult with an attorney prior to executing it, which he has done, and has been advised by his attorneys with respect to it. Smith declares that he has been given a reasonable period of time, including at least 45 days if he so desires, to consider this Agreement before executing it. This Agreement may be revoked by Smith by delivering written notice of revocation to Scott Larson, Esq., Coram's General Counsel, at 1125 Seventeenth St., Suite 2100, Denver, Colorado, on or before the seventh day after he executes this Agreement. This Agreement shall not become effective or enforceable until this revocation period has expired. After the revocation period expires, this Agreement shall be irrevocable.

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         10. The parties hereto waive and elect to forgo any reliance upon any provision of any law purporting to restrict the effectiveness of a general release. They recognize that there may be facts, currently unknown to them, which might have influenced their decision to enter into this Agreement and they expressly assume that risk and affirm this Agreement notwithstanding that possibility.

         11. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

         12. The parties have entered into this Agreement for the purpose of resolving their differences and prescribing the terms of their future co-operation. Neither the execution of this Agreement nor any of its terms is intended to be, or may be construed as, an admission of any fact or any claim by any person.

         13. Any proceedings to interpret or enforce any provision of this Agreement shall take place in Denver, Colorado, in an arbitration conducted under the rules of the American Arbitration Association applicable to contractual disputes, the outcome of which shall be enforceable in court. In any such proceedings, the prevailing party shall recover its reasonable expenses including attorneys' fees.

         14. This Agreement constitutes the entire agreement of the parties, supersedes any and all prior agreements, negotiations and representations and may not be amended except by a writing signed by the party against which such amendment is sought to be enforced.

         Dated:
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                                            CORAM HEALTHCARE CORPORATION


                                            By
                                              ---------------------------------

                                            Its
                                               --------------------------------
         Dated:
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                                            CORAM, INC.

                                            By
                                              ---------------------------------

                                            Its
                                               --------------------------------

         Dated:
               --------------



                                            -----------------------------------
                                            Richard M. Smith


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